Exhibit 10.2

ONCOLOGIC, INC. 2000 LONG-TERM INCENTIVE PLAN

SUMMARY OF STOCK OPTION GRANT

You have been granted the option to purchase shares of Common Stock of Oncologic, Inc., a California corporation (“Oncologic”), on the terms and conditions set forth below and in accordance with the Stock Option Award Agreement (the “Agreement”) to which this Summary of Stock Option Grant is attached and the Oncologic, Inc. 2000 Long-Term Incentive Plan (the “Plan”):

Optionee Name:

Number of Option Shares Granted:

Type of Option (check one):	☐ Incentive Stock Option
☐ Nonqualified Stock Option

Effective Date:

Exercise Price per Share:

Vesting Commencement Date:

Vesting Schedule:

This Option may be exercised with respect to 1/48th of the total number of option shares granted (if a fractional number, then the next lower whole number) on the first day of each month after the Vesting Commencement Date if the Optionee is in the continuous service of Oncologic or an Affiliate until each such monthly date.

By your signature and the signature of Oncologic’s representative below, you and Oncologic agree that the Option is granted under and governed by the terms of the Agreement and the Plan.

OPTIONEE:	Oncologic, Inc.

By:
(Signature of Optionee)		Name
Title:

ONCOLOGIC, INC. 2000 LONG-TERM INCENTIVE PLAN

CONSENT OF OPTIONEE’S SPOUSE

I have reviewed the Stock Option Award Agreement, the Summary of Stock Option Grant, and the Oncologic, Inc. 2000 Long-Term Incentive Plan and agree to and accept all of the terms set forth therein to the extent of any interest I may now have or may have in the future pursuant to the grant of the Option described therein to my spouse.

OPTIONEE’S SPOUSE:

Signature of Optionee’s Spouse, if any

ONCOLOGIC, INC.

STOCK OPTION AWARD AGREEMENT

THIS AGREEMENT is made as of the Effective Date (as set forth on the Summary of Stock Option Grant) between Oncologic, Inc., a California corporation (“Oncologic”), and Optionee pursuant to the Oncologic, Inc. 2000 Long-Term Incentive Plan (the “Plan”).

WHEREAS, the Board of Directors of Oncologic (the “Board”) or a Committee designated by the Board has authority to grant Options under the Plan to employees, outside directors and consultants of Oncologic and its Affiliates; and

WHEREAS, the Board or the Committee, as appropriate, has determined to award Optionee the Option described in this Agreement;

NOW, THEREFORE, Oncologic and Optionee agree as follows:

1. Effect of Plan and Authority of Board or Committee. This Agreement and the Option granted hereunder are subject to the Plan, which is incorporated herein by reference. The Board or the Committee is authorized to make all determinations and interpretations with respect to matters arising under the Plan, this Agreement and the Option granted hereunder. Capitalized terms used and not otherwise defined herein have the respective meanings given them in the Plan or in the Summary of Stock Option Grant, which is attached hereto and incorporated herein by this reference for all purposes.

2. Grant of Option. On the terms and conditions set forth in this Agreement, the Summary of Stock Option Grant and the Plan, as of the Effective Date, Oncologic hereby grants to Optionee the option to purchase the number of shares of Common Stock set forth on the Summary of Stock Option Grant at the Exercise Price per share set forth on the Summary of Stock Option Grant (the “Option”). The Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option, as provided in the Summary of Stock Option Grant. If the Option is intended to be an Incentive Stock Option, it is agreed that the exercise price is at least 100% of the Fair Market Value of a share of Common Stock on the Effective Date (110% of Fair Market Value if Optionee owns stock possessing more than 10% of the total combined voting power of all classes of stock of Oncologic or an Affiliate, within the meaning of Section 422(b)(6) of the Code).

3. Exercisability and Restrictions.

(a) Vesting. Subject to the provisions of Section 3(b), this Option may be exercised in accordance with the Vesting Schedule set forth on the Summary of Stock Option Grant. Each installment shall be exercisable, as to all or part of the shares covered by the installment, at any time or times after the respective vesting date for such installment and until the expiration or termination of the Option.

(b) Stock Purchase Agreement. Upon the exercise of all or any portion of the Option, Optionee shall be required, as a condition to such exercise, to execute Oncologic’s Stock Purchase Agreement in substantially the same form delivered to Optionee as of the date hereof (the “Stock Purchase Agreement”).

(c) Right of First Refusal/Repurchase. All shares of Common Stock acquired by Optionee pursuant to the exercise of this Option shall be subject to the following restrictions:

(i) Right of First Refusal. In the event that Optionee desires to accept a bona fide offer made in good faith by a third party with respect to the sale, assignment, transfer or other disposition of all or a part of the shares of Common Stock purchased pursuant to the exercise of this Option such sale, assignment, transfer or other disposition shall be made pursuant to the terms and or the conditions set forth in the Stock Purchase Agreement.

(ii) Right to Repurchase. In the event of Optionee’s termination of employment or service, the relative rights of Oncologic and Optionee shall be governed by the Stock Purchase Agreement.

4. Term.

(a) Term of Option. This Option may not be exercised after the expiration of 10 years from the Effective Date (five years from the Effective Date if Optionee owns stock possessing more than 10% of the total combined voting power of all classes of stock of Oncologic or an Affiliate, within the meaning of Section 422(b)(6) of the Code).

(b) Early Termination. Except as provided below, this Option may not be exercised unless Optionee shall have been in the continuous employ or service of Oncologic or an Affiliate from the Effective Date to the date of exercise of the Option. This Option may be exercised after the date of Optionee’s termination of employment or service with Oncologic or an Affiliate only in accordance with the following:

(i) In the event of Optionee’s termination of employment or service on account of death or permanent or total disability (within the meaning of Section 22(e)(3) of the Code), this Option may be exercised, to the extent then vested, for up to one year from the date of such termination of employment or service, unless the Option, by its terms, expires earlier.

(ii) In the event of Optionee’s termination of employment or service for any reason other than the reasons set forth in subparagraphs (i) and (iii) of this Section 4(b), this Option may be exercised, to the extent then vested, for up to three months from the date of such termination of employment or service, unless the Option, by its terms, expires earlier.

(iii) Notwithstanding subparagraphs (i) and (ii) above, if Optionee’s termination of employment or service by reason of (i) Optionee’s fraud or dishonesty, (ii) any unauthorized use or disclosure by Optionee of any confidential information or trade secrets of the Company, (iii) any unauthorized disclosure by Optionee of the amount of Options provided hereunder, (iv) the performance by Optionee of other acts detrimental to the Company, or (v) without limiting the foregoing, “cause” as defined in any then-applicable employment or service agreement between the Company and Optionee, then in any such case this Option shall be immediately forfeited to Oncologic and no additional exercise period shall be allowed, regardless of the vested status of the Option, unless otherwise determined by the Board in its sole discretion.

5. Manner of Exercise and Payment. This Option shall be exercised by the delivery of a written notice of exercise in a form prescribed by the Board or the Committee to Oncologic, setting forth the number of shares of Common Stock with respect to which the Option is to be exercised, accompanied by full payment for such shares. The purchase price for such shares shall be payable to Oncologic in the manner specified in Section 7.5 of the Plan.

6. Withholding Tax. Promptly after demand by Oncologic, and at its direction, Optionee shall pay to Oncologic or the appropriate Affiliate an amount equal to the applicable withholding taxes due in connection with the exercise of the Option. Pursuant to Section 14.5 of the Plan, such withholding taxes may be paid in cash or, subject to the further provisions of this Section 6 of this Agreement, in whole or in part, by having Oncologic withhold from the shares of Common Stock otherwise issuable upon exercise of the Option a number of shares of Common Stock having a value equal to the amount of such withholding taxes or by delivering to Oncologic or the appropriate Affiliate a number of issued and outstanding shares of Common Stock (excluding restricted shares still subject to a risk of forfeiture) having a value equal to the amount of such withholding taxes. The value of any shares of Common Stock so withheld by or delivered to Oncologic or the appropriate Affiliate shall be based on the Fair Market Value (as defined in the Plan) of such shares on the date on which the tax withholding is to be made. Optionee shall pay to Oncologic or the appropriate Affiliate in cash the amount, if any, by which the amount of such withholding taxes exceeds the value of the shares of Common Stock so withheld or delivered. An election by Optionee to have shares withheld or to deliver shares to pay withholding taxes (an “Election”) must be made at or prior to the time of exercise of the Option. All Elections shall be made in the same manner as is required for the exercise of the Option and shall be made on a form approved by Oncologic.

7. Delivery of Shares. Delivery of the certificates representing the shares of Common Stock purchased upon exercise of this Option shall be made promptly after receipt of notice of exercise and full payment of the exercise price and any required withholding taxes. If Oncologic so elects, its obligation to deliver shares of Common Stock upon the exercise of this Option shall be conditioned upon its receipt from the person exercising this Option of an executed investment letter, in form and content satisfactory to Oncologic and its legal counsel, evidencing the investment intent of such person and such other matters as Oncologic • may reasonably require. If Oncologic so elects, the certificate or certificates representing the shares of Common Stock issued upon exercise of this Option shall bear a legend in substantially the following form:

THE ISSUANCE OF THE COMMON STOCK EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS AND SUCH COMMON STOCK MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS FIRST REGISTERED THEREUNDER OR UNLESS ONCOLOGIC, INC. RECEIVES A WRITTEN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL ARE ACCEPTABLE TO ONCOLOGIC, INC., TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

In addition, each certificate representing shares of Common Stock issued pursuant to the Option shall bear a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO THE TERMS OF THE LONG-TERM INCENTIVE PLAN OF ONCOLOGIC, INC. AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE ENCUMBERED OR DISPOSED OF EXCEPT AS SET FORTH IN THE TERMS OF AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER HEREOF AND ONCOLOGIC, INC. A COPY OF SUCH PLAN AND AGREEMENT ARE ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ONCOLOGIC, INC.

8. Nonassignability. The Option granted hereunder may not be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of, other than by will or pursuant to the applicable laws of descent and distribution. In the case of the death of Optionee or other person entitled to exercise the Option, Oncologic may require, as a condition to the transfer of the Option by will or pursuant to the laws of descent and distribution or the exercise thereof, that the person entitled to exercise the Option execute and deliver to Oncologic such instruments and documents as may be reasonably requested by Oncologic to evidence and confirm such person’s right and title to the Option.

9. Notices. All notices between the parties hereto shall be in writing. Notices to Optionee shall be given to Optionee’s address as contained in Oncologic’s records. Notices to Oncologic shall be addressed to LTIP Administrator at the principal executive offices of Oncologic as set forth in Section 14.7 of the Plan.

10. Relationship With Contract of Employment or Other Contract Services.

(a) The grant of an Option does not form part of Optionee’s entitlement to remuneration or benefit pursuant to his contract of employment, if any, nor does the existence of a contract of employment between any person and Oncologic or an Affiliate give such person any right or entitlement to have an Option granted to him or any expectation that an Option might be granted to him whether subject to any conditions or at all.

(b) The rights and obligations of Optionee under the terms of his contract of employment or other contract or agreement for services with Oncologic or an Affiliate, if any, shall not be affected by the grant of an Option.

(c) The rights granted to Optionee upon the grant of an Option shall not afford Optionee any rights or additional rights to compensation or damages in consequence of the loss or termination of his office, employment or service with Oncologic or an Affiliate for any reason whatsoever.

(d) Optionee shall not be entitled to any compensation or damages for any loss or potential loss which he may suffer by reason of being or becoming unable to exercise an Option in consequence of the loss or termination of his office, employment or service with Oncologic or an Affiliate for any reason (including, without limitation, any breach of contract by Oncologic or an Affiliate) or in any other circumstances whatsoever.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of California, except as superseded by applicable federal law.

ONCOLOGIC, INC.

STOCK PURCHASE AGREEMENT

This AGREEMENT is made this      day of                 , 200     by and between Oncologic, Inc., a California corporation (the “Corporation”), and                             , Optionee under the Oncologic 2000 Long-Term Incentive Plan (the “Plan”).

All capitalized terms not otherwise defined in this Agreement shall have the meaning assigned to them in the Plan.

A.	EXERCISE OF OPTION

1. Exercise. Optionee hereby purchases                  shares of Common Stock (the “Purchased Shares”) pursuant to that certain option (the “Option”) granted Optionee on                      (the “Effective Date”) to purchase up to                  shares of Common Stock (the “Option Shares”) under the Plan at the exercise price of                  per share (the “Exercise Price”).

2. Payment. Concurrently with the delivery of this Agreement to the Corporation, Optionee shall pay the Exercise Price for the Purchased Shares in accordance with the provisions of Optionee’s Award Agreement covering the Option and the Plan and shall deliver whatever additional documents may be required by the Award Agreement covering the Option and the Plan as a condition for exercise, together with a duly-executed blank Assignment Separate from Certificate (in the form attached hereto as Exhibit I) with respect to the Purchased Shares.

3. Stockholder Rights. Until such time as the Corporation exercises the First Refusal Right, Optionee (or any successor in interest) shall have all the rights of a stockholder (including voting, dividend and liquidation rights) with respect to the Purchased Shares, subject, however, to the transfer restrictions of Articles B and C.

B.	SECURITIES LAW COMPLIANCE

1. Restricted Securities. The Purchased Shares have not been registered under the 1933 Act and are being issued to Optionee in reliance upon the exemption from such registration provided by SEC Rule 701 for stock issuances under compensatory benefit plans such as the Plan. Optionee hereby confirms that Optionee has been informed that the Purchased Shares are restricted securities under the 1933 Act and may not be resold or transferred unless the Purchased Shares are first registered under the Federal securities laws or unless an exemption from such registration is available. Accordingly, Optionee hereby acknowledges that Optionee is prepared to hold the Purchased Shares for an indefinite period and that Optionee is aware that SEC Rule 144 issued under the 1933 Act which exempts certain resales of unrestricted securities is not presently available to exempt the resale of the Purchased Shares from the registration requirements of the 1933 Act.

2. Representations and Warranties of Optionee. Optionee hereby represents and warrants that:

(i) The Purchased Shares are being acquired for investment purposes only for the Optionee’s own account, and not as a nominee or agent, and not with a view to the resale or distribution of all or any part of the Purchased Shares. Optionee is prepared to hold the Purchased Shares for an indefinite period and has no present intention of selling, granting any participation in, or otherwise distributing any of the Purchased Shares. Optionee does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant a participating interest in, any of the Purchased Shares.

(ii) Optionee has been furnished with, and has had access to, such information as he considers necessary or appropriate for deciding whether to invest in the Purchased Shares, and Optionee has had an opportunity to ask questions and receive answers from the Corporation regarding the terms and conditions of the issuance of the Purchased Shares.

(iii) Optionee is able to fend for him or herself in the transactions contemplated by this Agreement, can bear the economic risk of investment in the Purchased Shares and has such knowledge and experience in financial or business matters to be capable of evaluating the merits and risks of the investment in the Purchased Shares.

3. Restrictions on Disposition of Purchased Shares. Optionee shall make no disposition of the Purchased Shares — other than: (i) a gratuitous transfer of the Purchased Shares, provided, and only if, Optionee obtains the Corporation’s prior written consent to such transfer, (ii) a transfer of title to the Purchased Shares effected pursuant to Optionee’s will or the laws of intestate succession following Optionee’s death or (iii) a transfer to the Corporation in pledge as security for any purchase-money indebtedness incurred by Optionee in connection with the acquisition of the Purchased Shares (as applicable, a “Permitted Transfer”) — unless and until there is compliance with all of the following requirements:

(i) Optionee shall have provided the Corporation with a written summary of the terms and conditions of the proposed disposition.

(ii) Optionee shall have complied with all requirements of this Agreement applicable to the disposition of the Purchased Shares.

(iii) Optionee shall have provided the Corporation with written assurances (which may include an opinion of legal counsel), in form and substance satisfactory to the Corporation, that (a) the proposed disposition does not require registration of the Purchased Shares under the 1933 Act or (b) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or any exemption from registration available under the 1933 Act (including Rule 144) has been taken.

The Corporation shall not be required (i) to transfer on its books any Purchased Shares which have been sold or transferred in violation of the provisions of this Agreement or (ii) to treat as the owner of the Purchased Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Purchased Shares have been transferred in contravention of this Agreement.

4. Restrictive Legends. The stock certificates for the Purchased Shares shall be endorsed with one or more of the following restrictive legends:

“The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares may not be sold or offered for sale in the absence of (a) an effective registration statement for the shares under such Act, (b) a “no action” letter of the Securities and Exchange Commission with respect to such sale or offer or (c) satisfactory assurances to the Corporation that registration under such Act is not required with respect to such sale or offer.”

“The shares represented by this certificate are subject to certain rights of first refusal granted to the Corporation and accordingly may not be sold, assigned, transferred, encumbered, or in any manner disposed of except in conformity with the terms of a written agreement dated                     , 200     between the Corporation and the registered holder of the shares (or the predecessor in interest to the shares). A copy of such agreement is maintained at the Corporation’s principal corporate offices.”

C.	TRANSFER RESTRICTIONS

1. Restriction on Transfer. Purchased Shares shall not be transferred, assigned, encumbered or otherwise disposed of in contravention of the First Refusal Right or the Market Stand-Off.

2. Transferee Obligations. Each person (other than the Corporation) to whom the Purchased Shares are transferred by means of a Permitted Transfer must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Corporation that such person is bound by the provisions of this Agreement and that the transferred shares are subject to (1) the First Refusal Right and (ii) the Market Stand-Off, to the same extent such shares would be so subject if retained by Optionee.

3. Market Stand-Off.

(a) In connection with any underwritten public offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the 1933 Act, including the Corporation’s initial public offering, owner shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Purchased Shares without the prior written consent of the Corporation or its underwriters. Such restriction (the “Market Stand-Off) shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Corporation or such underwriters. In no event, however, shall such period exceed one hundred eighty (180) days and the Market Stand-Off shall in all events terminate two (2) years after the effective date of the Corporation’s initial public offering.

(b) Owner shall be subject to the Market Stand-Off provided and only if the officers and directors of the Corporation are also subject to similar restrictions.

(c) Any new, substituted or additional securities that are distributed with respect to the Purchased Shares shall be immediately subject to the Market Stand-Off, to the same extent the Purchased Shares are at such time covered by such provisions.

(d) In order to enforce the Market Stand-Off, the Corporation may impose stop-transfer instructions with respect to the Purchased Shares until the end of the applicable stand-off period.

D.	RIGHT OF FIRST REFUSAL

1. Grant. The Corporation is hereby granted the right of first refusal (the “First Refusal Right”), exercisable in connection with any proposed transfer of the Purchased Shares. For purposes of this Article D, the term “transfer” shall include any sale, assignment, pledge, encumbrance or other disposition of the Purchased Shares intended to be made, but shall not include any Permitted Transfer.

2. Notice of Intended Disposition. In the event any owner of vested Purchased Shares desires to accept a bona fide third-party offer for the transfer of any or all of such shares (the Purchased Shares subject to such offer to be hereinafter referred to as the “Target Shares”), such owner shall promptly (i) deliver to the Corporation written notice (the “Disposition Notice”) of the terms of the offer, including the purchase price and the identity of the third-party offeror, and (ii) provide satisfactory proof that the disposition of the Target Shares to such third-party offeror would not be in contravention of the provisions set forth in Articles B and C.

3. Exercise of the First Refusal Right. The Corporation shall, for a period of twenty five (25) days following receipt of the Disposition Notice, have the right to repurchase any or all of the Target Shares subject to the Disposition Notice upon the same terms as those specified therein. Such right shall be exercisable by delivery of written notice (the “Exercise Notice”) to the owner prior to the expiration of the twenty-five (25)-day exercise period. If such right is exercised with respect to all the Target Shares, then the Corporation shall effect the repurchase of such shares, including payment of the purchase price, not more than five (5) business days after delivery of the Exercise Notice; and at such time the certificates representing the Target Shares shall be delivered to the Corporation.

Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Corporation shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If owner and the Corporation cannot agree on such cash value within ten (10) days after the Corporation’s receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by owner and the Corporation or, if they cannot agree on an appraiser within twenty (20) days after the Corporation’s receipt of the Disposition Notice, each shall select an appraiser of recognized standing and the two (2) appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by owner and the Corporation. The closing shall then be held on the later of (i) the fifth (5th)

business day following delivery of the Exercise Notice or (ii) the fifth (5th) business day after such valuation shall have been made.

4. Non-Exercise of the First Refusal Right. In the event the Exercise Notice is not given to owner prior to the expiration of the twenty-five (25)-day exercise period, owner shall have a period of thirty (30) days thereafter in which to sell or otherwise dispose of the Target Shares to the third-party offeror identified in the Disposition Notice upon terms (including the purchase price) no more favorable to such third-party offeror than those specified in the Disposition Notice; provided, however, that any such sale or disposition must not be effected in contravention of the provisions of Articles B and C. The third-party offeror shall acquire the Target Shares free and clear of the First Refusal Right, but the acquired shares shall remain subject to the provisions of Article B and Paragraph C.3. In the event owner does not effect such sale or disposition of the Target Shares within the specified thirty (30)-day period, the First Refusal Right shall continue to be applicable to any subsequent disposition of the Target Shares by owner until such right lapses.

5. Partial Exercise of the First Refusal Right. In the event the Corporation makes a timely exercise of the First Refusal Right with respect to a portion, but not all, of the Target Shares specified in the Disposition Notice, the owner shall have the option, exercisable by written notice to the Corporation delivered within five (5) business days after the owner’s receipt of the Exercise Notice, to effect the sale of the Target Shares pursuant to either of the following alternatives:

(i) sale or other disposition of all the Target Shares to the third-party offeror identified in the Disposition Notice, but in full compliance with the requirements of Paragraph D.4, as if the Corporation did not exercise the First Refusal Right; or

(ii) sale to the Corporation of the portion of the Target Shares which the Corporation has elected to purchase, such sale to be effected in conformity with the provisions of Paragraph D.3. The First Refusal Right shall continue to be applicable to any subsequent disposition of the remaining Target Shares until such right lapses.

The owner’s failure to deliver timely notification to the Corporation shall be deemed to be an election by owner to sell the Target Shares pursuant to alternative (i) above.

6. Scope. Any new, substituted or additional securities or other property distributed for any reason with respect to the Purchased Shares shall be immediately subject to the First Refusal Right, but only to the extent the Purchased Shares are at the time covered by such right.

7. Lapse. The First Refusal Right shall lapse upon the earliest to occur of (i) the first date on which shares of the Common Stock are held of record by more than five hundred (500) persons, (ii) a determination is made by the Board that a public market exists for the outstanding shares of Common Stock or (iii) a firm commitment underwritten public offering, pursuant to an effective registration statement under the 1933 Act, covering the offer and sale of the Common Stock in the aggregate amount of at least twenty-five million dollars ($25,000,000). However, the Market Stand-Off shall continue to remain in full force and effect following the lapse of the First Refusal Right.

E.	GENERAL PROVISIONS

1. Assignment. The Corporation may assign the First Refusal Right to any person or entity, including (without limitation) one or more stockholders of the Corporation.

2. No Employment or Service Contract. Nothing in this Agreement or in the Plan shall confer upon Optionee any right to continue in service for any period of specific duration or interfere with or otherwise restrict rights, if any, of the Corporation (or any Affiliate) or of Optionee otherwise to terminate Optionee’s service at any time for any reason, with or without cause.

3. Notices. Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party’s signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this paragraph to all other parties to this Agreement.

4. No Waiver. The failure of the Corporation in any instance to exercise the First Refusal Right shall not constitute a waiver of any other rights of first refusal that may subsequently arise under the provisions of this Agreement or any other agreement between the Corporation and Optionee. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

5. Cancellation of Shares. If the Corporation shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such shares shall be deemed purchased in accordance with the applicable provisions hereof, and the Corporation shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

F.	MISCELLANEOUS PROVISIONS

1. Optionee Undertaking. Optionee hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Optionee or the Purchased Shares pursuant to the provisions of this Agreement.

2. Agreement is Entire Contract. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the terms of the Plan.

3. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without resort to that State’s conflict-of-laws rules requiring application of the law of another jurisdiction.

4. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

5. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and upon Optionee, Optionee’s permitted assigns and the legal representatives, heirs and legatees of Optionee’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first indicated above.

ONCOLOGIC, INC.

By:

Title:

Address:

OPTIONEE

Address:

[Signature page for Oncologic, Inc. Stock Purchase Agreement – 1 of 1]

SPOUSAL ACKNOWLEDGEMENT

The undersigned spouse of Optionee has read and hereby approves the foregoing Stock Purchase Agreement. In consideration of the Corporation’s granting Optionee the right to acquire the Purchased Shares in accordance with the terms of such Agreement, the undersigned hereby agrees to be irrevocably bound by all the terms of such Agreement.

OPTIONEE’S SPOUSE

Address:

[Signature page for Oncologic, Inc. Spousal Acknowledgement for Stock Purchase Agreement – 1 of 1]